Exhibit 99.1

Planar Lowers Earnings Expectations for Q2 of Fiscal 2007; Second

Quarter Earnings Announcement Scheduled for May 8th

BEAVERTON, Ore. – April 12, 2007 – Planar Systems (NASDAQ: PLNR), a worldwide leader in specialty display systems, today lowered its sales and earnings expectations for the second quarter ended March 30, 2007. Planar now expects sales to be $53-$54 million and Non-GAAP net loss per share to be $0.07 to $0.09, which excludes share-based compensation expense and acquisition-related GAAP charges such as amortization of identifiable intangible assets. Adjusting for these GAAP charges, the Company believes second quarter 2007 GAAP net loss per share will range from $0.20 to $0.22 (see reconciliation table). Planar provided second quarter guidance on February 6, 2007 for sales of $57-$61 million and Non-GAAP net income per diluted share of $0.04 to $0.07 and GAAP net loss per share of $0.06 to $0.09.

The change in expectations is primarily the result of lower than previously anticipated sales of Control Room rear projection cubes and various Home Theater products. Sales of Control Room rear projection cubes were negatively impacted by delays in anticipated customer orders and delivery schedules. Sales of Home Theater products were negatively impacted by schedule delays of planned new product offerings. The Company continues to believe that it will see growth in the second half of the year in both revenue and Non-GAAP earnings, compared to the first half of the year, which the Company expects will provide a foundation for improved profitability in fiscal year 2008.

Final results for the quarter are scheduled to be disclosed in a press release on Tuesday, May 8, 2007 at 4:00 P.M. Eastern Time, followed by a conference call at 5:00 P.M. Eastern Time.

An audio feed of the conference call will be accessible through a link in the investor information section of the Company’s Web site, www.planar.com, or through numerous investor-oriented Web sites. A replay of the webcast will be available through June 6, 2007, and a transcript of the management commentary portion of the call will be posted on the Planar Web site.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ: PLNR) is a leading provider of value-added display hardware and software for a variety of specialty display markets worldwide. Hospitals, shopping centers, banks, government agencies, transportation businesses, and other discriminating consumers depend on Planar to provide unique display-based solutions to exacting requirements leveraging its operational excellence, technical innovation, and go-to-market capabilities. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

FORWARD LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements related to estimates of financial results for the second quarter and second half of fiscal 2007 that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: changes resulting from or arising in connection with completion of the Company’s quarterly accounting close process and the quarterly review of the Company’s financial condition and results of operations conducted by the Company’s independent registered public accountants; the possibility that the acquisition of Clarity Visual Systems will create difficulties in the integration of the operations, employees, strategies, and technologies; changes or slower growth in the digital signage and/or command and control display markets; the potential inability to realize expected benefits and synergies of the Clarity acquisition; domestic and international business and economic conditions; any reduction in or delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; changes in the flat-panel monitor industry; difficulties in penetrating the Home Theater market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of contractual liabilities; balance sheet changes related to updating certain estimates required for the purchase accounting treatment of the Clarity acquisition; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:

Ryan Gray, Investor Relations Manager

503-748-8911 / ryan.gray@planar.com

Planar Systems, Inc.

Reconciliation of GAAP to Non-GAAP Guidance

Net Income/(Loss) per share

(unaudited)

	Estimates for the Quarter Ended March 30, 2007 Issued February 6, 2007

	Low End	High End
GAAP net loss per share	$(0.09)	$(0.06)
Amortization of intangible assets	0.06	0.06
Share-based compensation	0.05	0.05
Acquisition related costs	0.02	0.02
Purchase accounting adjustments	0.00	0.00

Non-GAAP net income per diluted share	$0.04	$0.07

Both GAAP and Non-GAAP estimates assume a tax rate of 37.5%

GAAP net loss per share assumes 17.3 million average basic shares outstanding

Non-GAAP net income per share assumes 18.0 million average diluted shares outstanding

	Estimates for the Quarter Ended March 30, 2007 Issued April 12, 2007

	Low End	High End
GAAP net loss per share	$(0.22)	$(0.20)
Amortization of intangible assets	0.06	0.06
Share-based compensation	0.05	0.05
Acquisition related costs	0.02	0.02
Purchase accounting adjustments	0.00	0.00

Non-GAAP net income per diluted share	$(0.09)	$(0.07)

Both GAAP and Non-GAAP estimates assume a tax rate of 37.5%

Both GAAP and Non-GAAP net loss per share assumes 17.3 million average basic shares outstanding

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this release contains Non-GAAP financial measures that exclude the effects of the acquisition of Clarity Visual Systems, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”) and other adjustments. The Non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of purchase accounting adjustments and integration costs associated with the acquisition of Clarity Visual Systems, all forms of share-based compensation, impairment and restructuring charges and the amortization of intangible assets from previous acquisitions. The Non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.